EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19515, No. 333-26653, No. 333-69628, No. 333-108364, No. 333-124828, No. 333-134113, No. 333-153123, No. 333-177285 No. 333-181396, No. 333-211206 and No. 333-212138) and on Form S-3 (No. 333-209536) of Ryder System, Inc. of our report dated February 16, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
____________________________________________________________________
PricewaterhouseCoopers LLP
Certified Public Accountants
Miami, Florida
February 16, 2018